Highland/iBoxx Senior Loan ETF

VOTE BY MAIL

1. Read the proxy statement.
2. Check the appropriate box(es) on the reverse side of the proxy card.
3. Sign, date and return the proxy card in the envelope provided.

VOTE ONLINE

1. Read the proxy statement and have the proxy card at hand.
2. Follow the simple instructions.

VOTE BY PHONE

1. Read the proxy statement and have the proxy card at hand.
2. Follow the simple instructions.

Please detach at perforation before mailing.

HIGHLAND/IBOXX SENIOR LOAN ETF
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD XXXXX XX, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF HIGHLAND/IBOXX SENIOR LOAN ETF, a Massachusetts business trust (the "Fund"). The undersigned shareholder of Highland/iBoxx Senior Loan ETF hereby appoints Lauren Fetty and Stephanie Vitello and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all shares of the Fund standing in the name of the undersigned at the close of business on XXXXX XX, 2023 (the "Record Date"), at the Annual Meeting of Shareholders to be held at 300 Crescent Court, Suite 700, Dallas, Texas 75201, on XXXXXX, XXXXX XX, 2023 at X:XX a.m., Central Time, and at any adjournments or postponements thereof (the "Special Meeting"), with all powers the undersigned would possess if then and there personally present (but without limiting the general authorization and power hereby given) to vote and act upon the following matters, (as more fully described in the accompanying Proxy Statement) in respect of all common shares of the Fund. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable   Sign in the box above

Date ____________________

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where mor than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to be held on XXXXXX XX, 2023.

The Proxy Statement for this Meeting is available at: **https://proxyvotinginfo.com/p/iboxx2023**

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE CAST YOUR VOTE *TODAY!*

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

This proxy is solicited on behalf of the Board of Trustees of the Fund. It will be voted as specified.
If no specification is made, this proxy shall be voted FOR the proposal.

↓ **Please detach at perforation before mailing.** ↓

If any other matters properly come before the Meeting to be voted on, the proxy holders may, in their discretion, vote upon any other matters as may properly come before the Special Meeting and any adjournments or postponements thereof.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSALS.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

	FOR	AGAINST	ABSTAIN
1. An Agreement and Plan of Reorganization (the "Plan") for the reorganization of Highland/iBoxx Senior Loan ETF (the "Target Fund") into BondBloxx USD High Yield Bond Sector Rotation ETF (the "Acquiring Fund"), a series of BondBloxx ETF Trust.	☐	☐	☐

YOUR SIGNATURE ON THIS VOTING /VOTING INSTRUCTION CARD IS REQUIRED FOR YOUR VOTE TO BE COUNTED. IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE BE SURE TO SIGN, DATE, AND RETURN ALL PAGES OF THIS CARD IN THE ENCLOSED ENVELOPE